UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 6, 2020, NMI Holdings, Inc. (the "Company" or "NMIH") and its wholly-owned subsidiary NMI Services, Inc. (the "Guarantor") entered into that certain Amendment No. 1 (the "Amendment"), among the Company, the Guarantor, JPMorgan Chase Bank, N.A., as administrative agent (the "Agent") and the Lenders (as defined in the Credit Agreement), to the Company's existing Credit Agreement, dated as of May 24, 2018 (as amended, modified and supplemented from time to time prior to the date hereof, the "Credit Agreement") among the Company, the Agent and the lender parties thereto. The effectiveness of the Amendment is subject to certain conditions, including, among other things, the repayment in full of the Term Loans (as defined in the Credit Agreement). Upon becoming effective, the Amendment will, among other things, amend the Credit Agreement to permit the Company's incurrence of up to $400 million in aggregate principal amount of secured Indebtedness (as defined in the Credit Agreement) in the form of one or more series of senior secured notes or loans to be secured by the same collateral (on a pari passu basis) that secures the Obligations (as defined in the Credit Agreement). The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
On May 6, 2020, the Company issued a press release announcing its financial results for the quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information set forth in Item 7.01 of this Current Report is incorporated by reference into this Item 2.02. The information included in, or furnished with, this Item 2.02, including Exhibit 99.1, has been "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD
On May 6, 2020, the Company provided an update related to the current business environment as impacted by the novel coronavirus ("COVID-19"), which will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
COVID-19 Developments
On January 30, 2020, the World Health Organization ("WHO") declared the outbreak of COVID-19 a global health emergency and characterized the outbreak as a global pandemic on March 11, 2020. In an effort to stem contagion and control the COVID-19 pandemic, the population at large has severely curtailed day-to-day activity and local, state and federal regulators have imposed a broad set of restrictions on personal and business conduct nationwide. The COVID-19 pandemic, along with the widespread public and regulatory response, has caused a dramatic slowdown in U.S. and global economic activity. In the weeks following the outbreak, non-essential businesses across the U.S. have been shuttered and capital markets have experienced a significant spike in volatility and sell-off in valuations. A record number of Americans have been furloughed or laid-off, and unemployment claims have increased dramatically.
The global dislocation caused by COVID-19 is unprecedented and, while there is broad hope for a medical advance that relieves the crisis and provides for a quick return to normalized activity, it is not known how long the dislocation will persist. In response to the COVID-19 outbreak and continuing uncertainties, we activated our business continuity program to ensure our employees were safe and able to continue serving our customers and their borrowers without interruption. We have also sought to broadly assess the potential impact the COVID-19 outbreak will have on the U.S. economy and housing market, and the implications for the mortgage insurance market, and our business performance and financial position.
Potential Impact on the U.S. Housing Market and Mortgage Insurance Industry
We expect the COVID-19 outbreak will have a direct effect on the U.S. housing market, with existing homeowners facing challenges related to COVID-19, and the volume and timing of future housing transactions negatively impacted as potential sellers re-evaluate or postpone planned sales (housing supply) and potential buyers reassess their ability and willingness to purchase homes (demand). The market may be further constrained as transactions between committed buyers and sellers encounter operational challenges, such as delayed title searches due to the closure of local government offices.

As a market (like all others) where valuation is driven by supply/demand dynamics, this dislocation has the potential to impact housing prices. While it is too early for us to estimate the magnitude of any potential housing price decline (either nationally or in local markets), we have looked to the 2008 Financial Crisis as a point of comparison. In the wake of the 2008 Financial Crisis, national home price indices declined by approximately 30% from their pre-crisis peaks and remained severely dislocated for several years, causing significant stress for homeowners, lenders, mortgage insurers and the broader economy. We observe several differences in the current environment as compared to that in the period leading up to and through the 2008 Financial Crisis that we believe may lessen the relative housing price dislocation experienced in the aftermath of the COVID-19 outbreak, including:
(i)  the generally higher quality borrower base (as measured by weighted average FICO scores and loan-to-value ("LTV") ratios and tighter underwriting standards (with, among other items, full-documentation required to verify borrower income and asset positions) that prevail in the current market;
(ii) the lower concentration of higher risk loan structures, such as negative amortizing, interest-only or short-termed option adjusted-rate mortgages being originated and outstanding in the current market;
(iii) the meaningfully higher proportion of loans used for lower risk purposes, such as the purchase of a primary residence or rate-term refinancing in the current market, as opposed to cash-out refinancings, investment properties or second home purchases, which prevailed to a far greater degree in the lead up to the 2008 Financial Crisis;
(iv) the availability and immediate application by politicians, regulators, lenders, loan servicers and others of a broad toolkit of resources designed to aid distressed borrowers, including forbearance, foreclosure moratoriums and other assistance programs codified under the Coronavirus Aid, Relief, and Economic Security ("CARES") Act enacted on March 27, 2020; and
(v) the broader and equally immediate application of a massive amount of fiscal and monetary stimulus by the federal government under the CARES Act and across a range of other programs designed to assist unemployed individuals and distressed businesses, as well as support the smooth functioning of various capital and risk markets.
We also perceive the house price environment in the period leading up to the current COVID-crisis to be anchored by more balanced market fundamentals than that in the period leading up to the 2008 Financial Crisis. We believe the 2008 Financial Crisis was directly precipitated by irresponsible behavior in the housing market in which home prices were driven to unsustainable heights (a so called "bubble"). We see a causal link between the housing market and the 2008 Financial Crisis that we do not see in the COVID-19 outbreak, and we believe this will further lessen the relative housing price dislocation experienced going forward.
Notwithstanding the relative differences we observe in the current environment as compared to the 2008 Financial Crisis, we do expect that housing prices will be impacted by the COVID-19 outbreak. We also expect the mix of purchase and refinancing mortgage originations will shift in the near-term due to the current pandemic. We anticipate that purchase mortgage origination volume will be lower in the aftermath of the COVID-19 outbreak than it otherwise would have been as buyers and sellers postpone or more broadly reassess current and future transactions, while we expect refinancing origination volume will increase significantly as declining mortgage rates create refinancing opportunities for existing borrowers.
Historically, U.S. mortgage insurance industry penetration of the purchase origination market has been meaningfully higher than the refinancing origination market, as new home buyers have generally required a greater degree of down payment support, while refinancing borrowers have typically benefited from increasing equity in their existing homes. In recent periods, however, mortgage insurance industry penetration of the refinancing market has increased significantly and the composition of industry new insurance written ("NIW") volume between purchase and refinancing loans has shifted. Refinancing originations accounted for approximately 30% of total mortgage insurance industry NIW volume for the quarter-ended December 31, 2019, compared to approximately 6% for the quarter-ended December 31, 2018. We expect this trend to continue in the near-term as purchase origination volume slows and refinancing origination volume increases, particularly as those borrowers who capitalize on the emerging refinancing opportunity may not have significant equity in their homes (either because they are refinancing so soon after closing on a new home purchase or because of a decline in the appraised value of their property) and may need to rely on mortgage insurance support to complete their transactions.
In this context, we expect to see a decline in total U.S. mortgage insurance industry NIW volume in the near-term, with the impact of declining purchase origination volume partially offset by a dramatic increase in, and increasing mortgage insurance penetration of, refinancing origination volume.

Potential Impact on NMI's Business Performance and Financial Position
Operations
We had 327 employees at March 31, 2020, including 173 who typically work at our corporate headquarters in Emeryville, CA and 154 who typically work from home in locations across the country. In response to the COVID-19 outbreak, we activated our business continuity program and instituted additional work-from-home practices for our 173 Emeryville-based staff. We have transitioned our operations seamlessly and continue to positively engage with customers on a remote basis. Our IT environment, underwriting capabilities, policy servicing platform and risk architecture have continued without interruption, and our internal control environment and internal controls over financial reporting are unchanged. We have achieved this transition without incurring additional capital expenditures or operating expenses and we believe our current operating platform can continue to support our newly distributed needs for an extended period without further investment beyond that planned in the ordinary course.
New Business Production
We expect that the volume, composition, credit profile and pricing of our new business production will change due to the COVID-19 crisis.
Our NIW has expanded significantly in past periods, driven by growth in the overall mortgage insurance market and the success we have had further developing our customer franchise. During the three-year period between January 1, 2017 and December 31, 2019, we activated 340 new lenders, growing our franchise by over 45%, and successfully deepened our engagement with many existing customers. In the same period, total U.S. mortgage insurance NIW volume increased by 19% annually - peaking at $384 billion for the year-ended December 31, 2019. Notwithstanding our recent gains and the customer success we have achieved, we expect that our new business volume will decline in the near-term along with the broader decline we anticipate in total U.S. mortgage insurance industry NIW volume.
We have broadly defined underwriting standards and loan-level eligibility criteria that are designed to limit our exposure to higher risk loans, and have used Rate GPSSM to actively shape the mix of our new business production and insured portfolio by, among other risk factors, borrower FICO score, debt-to-income ("DTI") ratio and LTV ratio. At March 31, 2020, the weighted average FICO score of our insurance-in-force was 751 and we had a 4% mix of below 680 FICO score risk. Similarly, at March 31, 2020, the weighted average LTV ratio (at origination) of our insured portfolio was 91.9% and we had a 10% mix of 97% LTV risk. In the weeks since the outbreak of COVID-19, we have adopted changes to our underwriting guidelines, including changes to our loan documentation requirements, our asset reserve requirements, our employment verification process and our income continuance determinations, that we expect will further strengthen the credit risk profile of our new business production.
We set our premium rates based on a broad range of individual and market variables, including property type, type of loan product, borrower credit characteristics, and lender profile. Given the significant economic dislocation caused thus far by the COVID-19 outbreak, and the uncertain duration and ultimate global impact of this crisis, we have taken action to increase the premium rates we charge on all new business production, in accordance with our filed rates and applicable rating rules. We expect the pricing changes we have instituted will increase the rate received on NIW volume in future periods and further enhance the credit mix of our new business production.
Delinquency Trends and Claims Expense
We had 1,449 NODs in our primary insured portfolio as of March 31, 2020, which represented a 0.38% delinquency rate against our 376,852 total policies in-force. Given the recency of the COVID-19 outbreak, most borrowers (even those immediately impacted by the crisis) have not defaulted on their mortgages (i.e., missed two or more payments as due). We expect that we will see a significant increase in our default population going forward as borrowers face challenges related to COVID-19 and access the forbearance program for federally backed loans codified under the CARES Act or other programs made available by private lenders. As of April 30, 2020, our default population had increased to 1,610, which represented a 0.43% delinquency rate. We are not yet able to forecast the ultimate level of forbearance-driven delinquencies we will receive or the timing in which they will develop. While early, we have observed a correlation between the risk profile of the underlying borrowers and the incidence of forbearance in the data received through April 30, 2020. Borrowers with weaker credit profiles appear to be accessing forbearance programs with notably higher frequency. This trend is further supported by the forbearance data being reported by Black Knight McDash, which indicates that a meaningfully higher concentration of mortgages insured by the FHA and VA are in forbearance status compared to the loans purchased by the GSEs. Mortgages insured by the FHA and VA are generally of meaningfully lower credit quality than those purchased by the GSEs. We are monitoring this trend with particular focus given the high-quality credit profile of our insured portfolio.

We establish reserves for claims and allocated claim expenses when we are notified that a borrower is in default (i.e., has missed two or more mortgage payments). As our default population grows in future periods, we expect to establish increasing reserves and incur additional claims expense. The size of the reserve we establish for each defaulted loan (and by extension our aggregate reserve and claims expense) will reflect our best estimate of the future claim payment to be made under each individual policy. Our future claims exposure is a function of the number of delinquent loans that progress to claim payment (which we refer to as frequency) and the amount to be paid to settle such claims (which we refer to as severity). Our estimates of claims frequency and severity are not formulaic, rather they are broadly synthesized based on historical observed experience for similarly situated loans and assumptions about future macroeconomic factors. We generally observe that forbearance programs are an effective tool to bridge dislocated borrowers from a time of acute stress to a future date when they can resume timely payment of their mortgage obligations. Our reserve setting process in future periods will consider this dynamic along with our expectations for house prices (and current views of general resiliency), interest rates and unemployment rates.
Regulatory Capital Position
As an approved mortgage insurer and Wisconsin-domiciled carrier, we are required to satisfy financial and/or capitalization requirements stipulated by Fannie Mae and Freddie Mac (collectively, the "GSEs") and the Wisconsin Office of the Commissioner of Insurance ("Wisconsin OCI").
The financial requirements stipulated by the GSEs are outlined in the GSEs' private mortgage insurer eligibility requirements ("PMIERs"). Under the PMIERs, we must maintain available assets that are equal to or exceed a minimum risk-based required asset amount, subject to a minimum floor of $400 million. At March 31, 2020, we reported $1,070 million available assets against $912 million risk-based required assets for a $157 million of "excess" funding position.
The risk-based required asset amount under PMIERs is determined at an individual policy-level based on the risk characteristics of each insured loan. Loans with higher risk factors, such as higher LTVs or lower borrower FICO scores, are assessed a higher charge. Non-performing loans that have missed two or more payments are generally assessed a significantly higher charge than performing loans, regardless of the underlying borrower or loan risk profile; however, special consideration is given under PMIERs to loans that are delinquent on homes located in an area declared by the Federal Emergency Management Agency ("FEMA") to be a Major Disaster zone. The PMIERs charge on non-performing loans that enter delinquent status up to 30 days prior and 90 days after a FEMA-declared Major Disaster is adjusted by a 30% multiplier (inversely, a 70% haircut). FEMA has made a Major Disaster Declaration in all 50 states in response to the COVID-19 pandemic. As such, the PMIERs risk-based required asset charge for all newly delinquent loans nationwide (including those that go delinquent under a federal or private forbearance program) will be reduced by 70%.
Our PMIERs minimum risk-based required asset amount is also adjusted for our reinsurance transactions (as approved by the GSEs). Under our quota share reinsurance treaties, we receive credit for the PMIERs risk-based required asset amount on ceded risk-in-force ("RIF"). As our gross PMIERs risk-based required asset amount on ceded RIF increases, our PMIERS credit for ceded RIF automatically increases as well (in an unlimited amount). Under our insurance linked note ("ILN") reinsurance transactions, we generally receive credit for the PMIERs risk-based required asset amount on ceded RIF to the extent such requirement is within the subordinated coverage (excess of loss detachment threshold) afforded by the transaction. We have structured our ILN transactions to be overcollateralized, such that there are more ILN notes outstanding and cash held in trust than we currently receive credit for under the PMIERs. To the extent our PMIERs risk-based required asset amount on RIF ceded under the ILN transactions grows, we receive increased PMIERs credit under the treaties. The increasing PMIERs credit we receive under the ILN treaties is further enhanced by their delinquency lockout triggers. In the event delinquencies exceed 4% of ceded RIF, the ILN notes stop amortizing and the cash held in trust is secured for our benefit. As the underlying RIF continues to run-off, this has the effect of increasing the overcollateralization within, and excess PMIERs capacity provided by, each ILN structure.

The following table provides detail on the level of overcollateralization of each of our ILN structures at March 31, 2020:

($ values in thousands)	2017 ILN Transaction	2018 ILN Transaction	2019 ILN Transaction
Ceded RIF	$3,087,267	$3,853,559	$5,044,194

Current First Layer Retained Loss	122,810	124,311	123,424
Current Reinsurance Coverage	46,990	174,340	259,047
Eligible Coverage	$169,800	$298,651	$382,471
Subordinated Coverage	5.50%	7.75%	7.50%

PMIERs Charge on Ceded RIF	5.20%	6.63%	6.89%
Overcollateralization	$19,522	$43,192	$35,138

Delinquency Trigger	4.0%	4.0%	4.0%
At March 31, 2020, we had an aggregate $98 million of overcollateralization available across our three ILN transactions to absorb an increase in the PMIERs risk-based required asset amount on ceded RIF. Assuming the 4% "delinquency lockout trigger" is activated in each deal and our underlying RIF continues to run-off at the same rate as it did during the month ended March 31, 2020, we estimate that our total overcollateralization would increase by up to $70 million per quarter.
Our PMIERs funding requirement will go up in future periods based on the volume and risk profile of our new business production, and performance of our in-force insurance portfolio. We estimate, however, that we will remain in compliance with our PMIERs asset requirements even if forbearance-driven default rates on our in-force portfolio materially exceed the current forbearance rates noted by Black Knight McDash for each of the GSEs, the Federal Housing Administration ("FHA")and the Veterans Affairs ("VA"), given our $157 million excess available asset position at March 31, 2020, the nationwide applicability of the 70% FEMA-disaster haircut on newly delinquent policies, the increasing PMIERs relief automatically provided under each of our quota share and ILN treaties, and our expectation for declining new business funding requirements (with lower NIW volume coming through at incrementally higher credit quality).
Our wholly-owned subsidiary National Mortgage Insurance Corporation ("NMIC") is also subject to state regulatory minimum capital requirements based on its RIF. Formulations of this minimum capital vary by state, however, the most common measure allows for a maximum ratio of RIF to statutory capital (commonly referred to as "risk-to-capital" or "RTC") of 25:1. The RTC calculation does not assess a different charge or impose a different threshold RTC limit based on the underlying risk characteristics of the insured portfolio. Non-performing loans are treated the same as performing loans under the RTC framework. As such, the PMIERs generally imposes a stricter financial requirement than the state RTC standard, and we expect this to remain the case in the aftermath of the COVID-19 outbreak.
Liquidity
We evaluate our liquidity position at both a holding company (NMIH) and primary operating subsidiary (NMIC) level. As of March 31, 2020, we had $1.2 billion of consolidated cash and investments, including $44 million of cash and investments at NMIH.
NMIH's principal liquidity demands include funds for the payment of (i) certain corporate expenses, (ii) certain reimbursable expenses of our insurance subsidiaries, including NMIC, and (iii) principal and interest as due on our outstanding debt. NMIH generates cash interest income on its investment portfolio and benefits from tax, expense-sharing and debt service agreements with its subsidiaries. Such agreements have been approved by the Wisconsin OCI and provide for the reimbursement of substantially all of NMIH's annual cash expenditures. While such agreements are subject to revocation by the Wisconsin OCI, we do not expect such action to be taken at this time. The Wisconsin OCI has refreshed its approval of the debt service agreement providing for the additional reimbursement by NMIC of interest expense due under our amended and upsized 2020 Revolving Credit Facility. The Wisconsin OCI has also provided for the allocation of incremental holding company interest expenses to NMIC should we choose to pursue additional debt financing opportunities.
NMIH also has access to $100 million of undrawn revolving credit capacity under the 2020 Revolving Credit Facility and $16.1 million of aggregate ordinary course dividend capacity available from NMIC and National Mortgage Reinsurance Inc One without the prior approval of the Wisconsin OCI. Amounts drawn under the 2020 Revolving Credit Facility are available as directed for NMIH needs or may be down-streamed to support the requirements of our operating subsidiaries if we so decide.

NMIC's principal sources of liquidity include (i) premium receipts on its insured portfolio and new business production, (ii) interest income on its investment portfolio and principal repayments on maturities therein, and (iii) existing cash and cash equivalent holdings. At March 31, 2020, NMIC had $1.1 billion of cash and investments, including $76 million of cash and equivalents. NMIC's principal liquidity demands include funds for the payment of (i) reimbursable holding company expenses, (ii) premiums ceded under our reinsurance transactions, and (iii) claims payments. NMIC's cash inflow is generally significantly in excess of its cash outflow in any given period. During the twelve-month period ended March 31, 2020, NMIC generated $216 million of cash flow from operations and received an additional $252 million of cash flow on the maturity, sale and redemption of securities held in its investment portfolio. NMIC is not a party to any contracts (derivative or otherwise) that require it to post an increasing amount of collateral to any counterparty and NMIC's principal liquidity demands (other than claims payments) generally develop along a scheduled path (i.e., are of a contractually predetermined amount and due at a contractually predetermined date). NMIC's only use of cash that develops along an unscheduled path is claims payments. Given the breadth and duration of forbearance programs available to borrowers, separate foreclosure moratoriums that have been enacted at a local, state and federal level, and the general duration of the default to foreclosure to claim cycle, we do not expect NMIC to pay meaningful cash claims in the near-term.
Premiums paid to NMIC on monthly policies are generally collected and remitted by loan servicers. We have noted the broad discussion about the liquidity challenges loan servicers may themselves face in the event of widespread borrower utilization of forbearance programs. We do not currently believe that loan servicer liquidity issues will have a material impact on NMIC's premium receipts or liquidity profile. Loan servicers are contractually obligated to advance mortgage insurance premiums in a timely manner, even if the underlying borrowers fail to remit their monthly mortgage payments. We believe the GSEs are considering options to continue remitting premiums to us (and other mortgage insurers) on delinquent loans in the event a loan servicer fails to fulfill its obligation, including directly advancing such mortgage insurance premiums and/or moving the servicing obligation to a more adequately funded loan servicer with the capacity to continue making premium payments.
Investment portfolio
At March 31, 2020, we had $1.1 billion of invested assets and $110 million of cash and equivalents. Our investment strategy equally prioritizes capital preservation alongside income generation, and we have a long-established investment policy that sets conservative limits for asset types, industry sectors, single issuers and instrument credit ratings. At March 31, 2020, our investment portfolio was comprised of 100% fixed income assets with 100% of our holdings rated investment grade and our portfolio having an average rating of "A+." At March 31, 2020, our portfolio was highly liquid and highly diversified with no Level 3 asset positions and no single issuer concentration greater than 1.5%. Despite the severe sell-off generally seen across the capital markets, our investment portfolio was in a $11 million aggregate unrealized gain position at quarter end. We may experience future fluctuation in the value of our investment holdings, but did not record any allowance for credit losses in the portfolio in the quarter-ended March 31, 2020, as we expect to recover the amortized cost basis of all securities held.
The pre-tax book yield on our investment portfolio was 3.0% for the three months ended March 31, 2020. We calculate book yield as annualized net investment income divided by the average amortized cost of the investment portfolio. Given the current interest rate environment and our focus on high-grade assets, the yield we are capturing on new investments is below that of the total portfolio. We expect our total portfolio yield will migrate down over time if this dynamic holds.
Taxes
The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. We continue to monitor the impact that the CARES Act may have on our business, financial condition and results of operations.
Item 8.01 Other Events
The Company is providing the following updates to its Risk Factors, which will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
The recent COVID-19 outbreak could materially adversely affect our business, results of operations and financial condition.
Due to the unprecedented and rapidly changing social and economic impacts associated with the COVID-19 pandemic on the U.S. and global economies generally, and in particular on the U.S. housing, real estate, housing finance, and mortgage insurance markets, we are closely monitoring developments related to the COVID-19 pandemic to assess its impact on our business. Currently, COVID-19 is having a major impact on nearly every sector of the U.S. economy, including construction, public and private infrastructures, financial services, hospitality industries, manufacturing, travel, trade, tourism, the healthcare system, food supply, consumption and overall economic output, and on the financial, capital and credit markets.
As a result of the COVID-19 pandemic, the U.S. federal government and certain U.S. states have adopted various social distancing measures and have ordered businesses closed or have placed material restrictions on operations. This has resulted in widespread travel restrictions and many businesses are not currently operating or are operating at significantly reduced levels.
Due to the outbreak of the COVID-19 pandemic, there have been a number of governmental efforts, including by the GSEs, to implement programs to assist individuals and businesses impacted by the virus. The GSEs, the primary purchasers of mortgages we insure, have adopted certain measures to assist borrowers impacted by COVID-19. On March 18, 2020, the GSEs announced suspension of foreclosures and evictions for at least 60 days. Similarly, earlier in March 2020, the GSEs announced that they would provide payment forbearance to borrowers impacted by COVID-19, allowing for mortgage payments to be suspended for up to 12 months due to hardship caused by COVID-19.
On March 27, 2020, the U.S. Congress enacted the CARES Act. Among many other things, the CARES Act suspends foreclosures and evictions for at least 60 days from March 18, 2020, on mortgages purchased or securitized by the GSEs. In addition, the CARES Act enacts into law a requirement to provide payment forbearance on such mortgages to borrowers experiencing a hardship during the COVID-19 emergency. Forbearance under the CARES Act allows for a mortgage payment to be suspended for up to 360 days due to hardship caused by COVID-19. The CARES Act also provides for enhanced unemployment benefits, direct aid to individuals in the form of refundable tax credit rebates and increased flexibility under retirement plans.
Due to the evolving and highly uncertain nature of this crisis, it is too soon to fully assess or predict the ultimate impact COVID-19 will have on the markets in which we operate, but we believe it will be material and could adversely affect our business, operations and financial condition. We are currently unable to estimate precisely the magnitude of the impact that the pandemic will ultimately have on our business, operations and financial condition. We believe there are or will be a range of adverse effects on our markets, customers and new business, revenues, loss development and related impacts to our capital needs, employee health and productivity, investment portfolio performance, and ability to access capital and reinsurance markets if we need to. In turn, these impacts may cause changes, which also cannot be precisely determined at this time, to our estimates of future earnings and other guidance we have provided to the markets.
In particular, we believe we will experience the following impacts, among others:
•Efforts to mitigate the pandemic, including government-mandated business shutdowns, requests or orders for employees to work remotely, and other social distancing measures could adversely impact our ability to continue to conduct our business. Although we have been able to continue operations under our business continuity program, the spread of COVID-19 could negatively impact a significant number of our employees and the availability of key personnel necessary to conduct our business activities. Such a spread or outbreak could also negatively impact the business and operations of our customers and critical third-party service providers. Further, extreme market volatility may leave us unable to react to market events in a manner consistent with our historical practices in dealing with more orderly markets.
•We expect that the COVID-19 pandemic, including COVID-19-related illnesses and initiatives taken to reduce the transmission of COVID-19, will affect the number of new mortgages available for us to insure. Our NIW volume and future revenues are significantly dependent on the volume of high LTV loan originations. If there is a significant decline in our NIW, our future revenue could be negatively impacted.
•Mortgage delinquencies are typically affected by a variety of factors, including illness, death, unemployment and other life events, among others. In the current environment, if borrowers take advantage of the wide-spread availability of forbearance programs, we are likely to experience a significant increase in forbearance-related delinquencies on our insured loans. While there are efforts underway to combat the spread and severity of COVID-19 and the related economic impacts, these measures may be ineffective in mitigating the spike in NODs we expect to receive as a direct result of illness or economic hardship that may arise from COVID-19.
•While the forbearance programs currently in place are designed to provide bridge assistance to borrowers experiencing hardship so that they may continue to pay their mortgages in the future, when we receive a NOD on an insured loan, including one arising from a COVID-19 forbearance, we would include such loan in our default population for the purposes of setting loss reserves. In addition, the PMIERs generally require us to treat such loans as non-performing, which then increases the capital we are required to hold. Non-performing loans that have missed two or more payments are generally assessed a significantly higher capital charge than performing loans. Although loans under a COVID-19 forbearance may not be reported as delinquent for credit reporting purposes, it is unclear how the GSEs will treat such loans for purposes of satisfying PMIERs financial requirements. If the loans are considered delinquent for the purposes of PMIERs, it is unclear how the GSEs will calculate the additional minimum required assets associated with delinquent mortgages that are subject to COVID-19 forbearances. PMIERs currently provides for a discount factor based on Federal Emergency Management Agency (FEMA) declared disasters. The GSEs added these provisions in 2018 in response to hurricane disaster experiences; however, PMIERs does not limit its application to hurricane disasters. FEMA has made a Major Disaster Declaration in all 50 states in response to the COVID-19 pandemic. Our application of these PMIERs provisions to loans with COVID-19 forbearances are in part based on our subjective interpretations, which may be different than how the GSEs intend to address asset requirements for loans impacted by COVID-19-related defaults. There is a risk that the GSEs or Federal Housing Finance Agency (FHFA) may disagree with our interpretation or application of PMIERs financial requirements, which may require material changes to the assets we are required to hold. The impact to our capital needs and incurred losses could be material and adversely impact our NIW opportunity and our business, results of operations and financial condition.
Whether delinquencies ultimately result in claims will depend on a variety of factors, including the number of NODs received as a result of the COVID-19 pandemic, the length of the crisis and ultimate success of forbearance, government stimulus and other initiatives put in place to assist homeowners with curing their delinquencies. Due to the inherent uncertainty and significant judgment involved in our assumptions when we establish loss estimates, they may turn out to be materially inaccurate and we can provide no assurance that actual claims paid by us, if any, with respect to NODs arising from the pandemic will not be substantially more than the reserves we establish for such NODs.
•Our master policies require insureds to file a claim no later than 60 days after completion of a foreclosure, and in connection with the claim, the insured is generally entitled to include in the claim amount (i) interest (capped at three years) and (ii) certain advances, each as incurred through the date the claim is filed. Under our master policies, a national foreclosure moratorium of the type currently required will not limit the amount of accrued interest (subject to the three year limit) or advances that may be included in the claim amount. If the duration of the current foreclosure delay mandated by the GSEs and CARES Act is extended beyond the current 60 day period (from March 18, 2020), loans that were in our default inventory with defaults unrelated to the COVID-19 crisis, which had not yet gone through foreclosure, may remain in a pre-foreclosure default status for a prolonged period of time, which would delay our receipt of certain claims for loans that do not cure and could increase the severity of claims we may ultimately be required to pay after the moratorium is lifted.
•Home values could materially decline as a result of a persistent economic downturn arising from the COVID-19 pandemic. Depreciation in the values of properties underpinning our insured loans may increase the likelihood of default and negatively impact borrowers' abilities to sell their properties for amounts sufficient to cover their unpaid mortgages. In turn, the frequency or severity of losses we may incur would be negatively impacted.
•Our servicer customers could experience liquidity impacts, which could affect their willingness and/or ability to continue to pay premiums to us. Although our master policies do not require payment of premiums after a loan has gone into default, most servicers continue to remit premiums to us to avoid a lapse in coverage if the borrower cures the default; however, in the current environment, it is uncertain whether servicers will continue to do so. If this were to occur, we could experience adverse impacts to our revenues, which could be material.
•Our investment portfolio (and, specifically, the valuations of investment assets we hold) has been, and may continue to be, adversely affected as a result of market deterioration caused by the COVID-19 pandemic and uncertainty regarding its outcome.
•The COVID-19 pandemic has caused significant volatility and disruption to the financial, capital and reinsurance markets, making access to such markets increasingly difficult. To the extent that our current sources of income and capitalization are insufficient to meet GSE and state capital requirements or to fund our future operations, we would need to raise additional funds through future financing activities, including through the issuance of additional debt, equity, or a combination of both, reduce our RIF, including through additional reinsurance, or curtail our growth and reduce our expenses. We can give no assurance that any such efforts to raise capital, obtain additional reinsurance or otherwise reduce our RIF would be successful. If we cannot obtain adequate capital, our business, results of operations and financial condition could be adversely affected.
For the reasons described above, it is uncertain at this time what impact COVID-19 will have on our revenues, losses, expenses, required assets under PMIERs, statutory and GAAP capital, and liquidity, and that impact may be material and adverse. The ultimate significance of COVID-19 on our business will depend on, among other things: the extent and duration of, and severity of illness caused by, the pandemic; the effects on the economy and the time it takes to stabilize; the extent and duration of current and future social-distancing measures implemented by governmental authorities; current and future governmental assistance programs; and the long-term impact on the mortgage origination and mortgage insurance markets. While at this time we cannot estimate the short or long-term impacts of COVID-19 on our business, the above and other factors, including those set forth under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2019 could have a material adverse effect on our business, liquidity, results of operations and financial condition.
Forward-Looking Statements
Certain statements contained in this filing or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the COVID-19 pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of the GSEs, including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or no very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the PMIERS and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture’s Rural Housing Service and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No. Description
10.1 Amendment No. 1, dated as of May 6, 2020, to the Company's Credit Agreement, dated as of May 24, 2018, by and among the Company, the lender parties thereto and JPMorgan Chase Bank, N.A. as administrative agent
99.1 NMI Holdings, Inc. Press Release Dated May 6, 2020
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 6, 2020	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel